As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	98-0607469
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Shinfield Park

Reading Berkshire RG2 9FW, United Kingdom

 (Address of Principal Executive Offices)

______________

Foster Wheeler AG Omnibus Incentive Plan

(Full Title of the Plan)

______________

Michelle K. Davies

Executive Vice President, General Counsel and Corporate Secretary
Foster Wheeler AG
Shinfield Park

Reading Berkshire RG2 9FW, United Kingdom
Telephone: 44 118 913 1234

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Adam M. Freiman
King & Spalding LLP
1185 Avenue of the Americas
New York, New York 10036
(212) 556-2100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated Filer ☐
Non−accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Registered Shares, par value CHF 3.00 per share	3,400,000	$20.365	$69,241,000	$9,444.47

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)  Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high ($20.77) and low ($19.96) sale prices of registered shares as reported on the Nasdaq Global Select Market on May 2, 2013.

EXPLANATORY NOTE

This Registration Statement is being filed by Foster Wheeler AG, a Swiss corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act, to register an additional 3,400,000 registered shares, par value CHF 3.00 per share (the “Shares”), of the Registrant reserved for issuance under the Foster Wheeler AG Omnibus Incentive Plan (the “Plan”). The Board of Directors of the Registrant recommended for approval, and, on May 2, 2013, the Registrant’s shareholders approved, the amendment and restatement of the Plan to increase the maximum number of Shares that may be granted under the Plan by 3,400,000. Except to the extent they are superseded by information contained herein, the contents of the Registration Statement on Form S-8 (Registration No. 333-134592) and Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-134592) relating to the Plan are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates by reference the documents listed below and any documents it files in the future with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 1, 2013;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed on May 2, 2013;

3.	The Registrant’s Current Report on Form 8-K filed on May 6, 2013; and

4.	The description of the Shares contained in the Registration Statement on Form 8-A, as amended on February 9, 2009 (Registration No. 001-31305).

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Articles of Association of Foster Wheeler AG.

4.2	Organizational Regulations of Foster Wheeler AG. (Filed as Exhibit 3.1 to Foster Wheeler AG’s Form 8-K, filed on May 4, 2012, and incorporated herein by reference)

5.1	Opinion of Bär & Karrer as to the legality of the registered shares

10.1	Amended and Restated Foster Wheeler AG Omnibus Incentive Plan (Filed as Annex B to Foster Wheeler AG’s Definitive Proxy Statement on Schedule 14A, filed on March 26, 2013, and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bär & Karrer (included in Exhibit 5.1)

23.3	Consent of Analysis, Research & Planning Corporation

24.1	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading in the United Kingdom, on May 8, 2013.

FOSTER WHEELER AG

By:	/s/ Franco Baseotto
Name: Franco Baseotto
Title: Executive Vice President, Chief Financial Officer and Treasurer

Each person whose signature appears below hereby constitutes and appoints Franco Baseotto and/or Michelle K. Davies as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities authorities as may be appropriate, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J. Kent Masters	Director and Chief Executive Officer	May 8, 2013
J. Kent Masters	(Principal Executive Officer)

/s/ Franco Baseotto	Executive Vice President, Chief	May 8, 2013
Franco Baseotto	Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Lisa Z. Wood	Vice President and Controller	May 8, 2013
Lisa Z. Wood	(Principal Accounting Officer)

/s/ Clayton C. Daley, Jr.	Director	May 8, 2013
Clayton C. Daley, Jr.

/s/ Umberto della Sala	Director	May 8, 2013
Umberto della Sala

/s/ Steven J. Demetriou	Director	May 8, 2013
Steven J. Demetriou

/s/ Edward G. Galante	Director	May 8, 2013
Edward G. Galante

Signature	Title	Date

/s/ John M. Malcolm	Director	May 8, 2013
John M. Malcolm

/s/ Stephanie S. Newby	Director	May 8, 2013
Stephanie S. Newby

/s/ Roberto Quarta	Director	May 8, 2013
Roberto Quarta

/s/ Henri Philippe Reichstul	Director	May 8, 2013
Henri Philippe Reichstul

/s/ Maureen B. Tart-Bezer	Director	May 8, 2013
Maureen B. Tart-Bezer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Association of Foster Wheeler AG.

4.2	Organizational Regulations of Foster Wheeler AG. (Filed as Exhibit 3.1 to Foster Wheeler AG’s Form 8-K, filed on May 4, 2012, and incorporated herein by reference)

5.1	Opinion of Bär & Karrer as to the legality of the registered shares

10.1	Amended and Restated Foster Wheeler AG Omnibus Incentive Plan (Filed as Annex B to Foster Wheeler AG’s Definitive Proxy Statement on Schedule 14A, filed on March 26, 2013, and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bär & Karrer (included in Exhibit 5.1)

23.3	Consent of Analysis, Research & Planning Corporation

24.1	Power of Attorney (included on the signature page to this Registration Statement)